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ATTACHMENT - ITEM 23-2 CONSENT OF EXPERT SASKATOON MINING
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                                CONSENT OF EXPERT
                    SASKATOON MINING & MINERAL SERVICE, LTD.


         Saskatoon Mining & Mineral Service, Ltd. ("S2MS") hereby consents to the references and disclosures in the Form 20-F Registration Statement of International Uranium Corporation to S2MS, our report entitled "Acquisition Study of Energy Fuels Nuclear, Inc." dated November 1996 (the "Report"), and all data from the Report.



                                        Saskatoon Mining & Mineral Service, Ltd.